Exhibit 99.1

Venus Concept Announces Fourth Quarter and Fiscal Year 2022 Financial Results; Introduces Fiscal Year 2023 Revenue Guidance

TORONTO, March 27, 2023 (GLOBE NEWSWIRE) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three and twelve months ended December 31, 2022.

Fourth Quarter 2022 Summary & Recent Highlights:

•	Total revenue of $24.3 million, down $8.3 million, or 26%, year-over-year; up $2.7 million, or 13% quarter-over-quarter.
➢	U.S. revenue down 14% year-over-year; up 17% quarter-over-quarter.
➢	Cash system revenue represented approximately 71% of total systems and subscriptions revenue, compared to 60% in the prior year period.
•	GAAP net loss attributable to stockholders of $9.9 million, compared to GAAP net loss attributable to stockholders of $4.3 million last year.
•	Adjusted EBITDA loss of $6.3 million, compared to Adjusted EBITDA loss of $2.5 million last year.
•
On November 18, 2022, the Company announced that completed a non-brokered private placement of convertible preferred stock and common stock of the Company. Pursuant to the Private Placement, an aggregate of 3,185,000 Preferred Shares and 1,750,000 Common Shares were issued, resulting in aggregate gross proceeds to the Company of $6.72 million before offering expenses.

•
On December 21, 2022, the Company announced receipt of a 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market its AI.ME next generation robotic technology for fractional skin resurfacing.

•
On February 3, 2023, the Company announced a restructuring plan to reduce the Company’s cost structure and improve its operational efficiency and reported preliminary revenue results for the three months and twelve months ended December 31, 2022. The Company expects the restructuring plan to result in total annual pre-tax savings of $13 million to $15 million beginning in 2024.

•
On March 20, 2023, the Company announced the launch of its latest generation of ARTAS iX, which is now broadly available to physicians specializing in hair transplantation worldwide. The latest generation of ARTAS iX sets a new standard for hair transplantation by leveraging cutting-edge robotics, machine vision, artificial intelligence, and machine learning technologies.

Management Commentary:

“As previously reported, our fourth quarter revenue results were consistent with the Company’s expectations and reflect a continued successful shift to prioritize cash system sales, which represented approximately 71% of total systems and subscriptions revenue, compared to 60% in the prior year period,” said Rajiv De Silva, Chief Executive Officer of Venus Concept. “2023 is a year of re-focusing the business and repositioning Venus Concept to enhance the cash flow profile of the business and to accelerate the path to long-term, sustainable, profitability and growth. To that end, we are progressing through a series of restructuring activities designed to improve our operations and cost structure, which, when completed, we expect will result in total annual pre-tax savings of $13 million to $15 million beginning in 2024. We are targeting positive cash flow from operations in the second half of 2024, and GAAP operating profitability and mid-single digit adjusted EBITDA margins, on a full year basis, in 2025, driven by prudent expense management and strong contributions to our total revenue growth from robotic systems sales increasing at a 40% CAGR over the next three years. Our newly defined strategic plan will provide the foundation for achieving a long-term revenue CAGR of 10%+ and double-digit adjusted EBITDA margins. While our path to multi-year value creation is taking shape, we are highly-focused on maximizing our capital resources as we work to secure the requisite capital to execute our strategy and meet our near-to-intermediate-term debt obligations.”

Fourth Quarter and Twelve Months of 2022 Revenue by Region and by Product Type:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by region:
United States	$13,782	$16,055	$52,101	$51,400
International	10,504	16,579	47,396	54,222
Total revenue	$24,286	$32,634	$99,497	$105,622

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(dollars in thousands)		(dollars in thousands)
Revenues by product:
Subscription—Systems	$5,777	$11,135	$35,267	$45,094
Products—Systems	14,068	16,580	47,906	43,106
Products—Other (1)	3,614	3,901	13,316	13,230
Services (2)	827	1,018	3,008	4,192
Total revenue	$24,286	$32,634	$99,497	$105,622

(1)	Products-Other include ARTAS procedure kits, Viva tips and other consumables.
(2)	Services include extended warranty sales and VeroGrafters technician services. VeroGrafters technician services were discontinued in the fourth quarter of 2021.

Fourth Quarter 2022 Financial Results:

	Three Months Ended December 31,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$5,777	23.8	$11,135	34.1	$(5,357)	(48.1)
Products—Systems	14,068	57.9	16,580	50.8	(2,512)	(15.2)
Products—Other	3,614	14.9	3,900	12.0	(286)	(7.3)
Services	827	3.4	1,018	3.1	(191)	(18.8)
Total	$24,286	100.0	$32,634	100.0	$(8,347)	(25.6)

Total revenue for the fourth quarter of 2022 decreased $8.3 million, or 26%, to $24.3 million, compared to the fourth quarter of 2021. The decrease in total revenue, by region, was driven by a 37% decrease year-over-year in international revenue and a 14% decrease year-over-year in United States revenue. The decrease in total revenue, by product category, was driven by a 48% decrease in lease revenue, a 15% decrease in systems revenue, a 7% decrease in products revenue and a 19% decrease in services revenue. The percentage of total systems revenue derived from the Company’s subscription model was approximately 29% in the fourth quarter of 2022, compared to 40% in the prior year period.

Gross profit for the fourth quarter of 2022 decreased $7.0 million, or 31%, to $15.8 million compared to the fourth quarter of 2021. The change is gross profit was driven primarily by the year over year decline in revenue. Gross margin was 65% of revenue, compared to 70% of revenue for the fourth quarter of 2021. The change in gross margin was due to lower system sales of energy based devices primarily sold under the subscription model as a result of our focus on cash system sales.

Operating expenses for the fourth quarter of 2022 decreased $2.2 million, or 8%, to $24.7 million, compared to the fourth quarter of 2021. The change in total operating expenses was driven by a decrease of $2.7 million, or 22%, in sales and marketing expenses and by a decrease of $0.1 million, or 3% in research and development expenses, offset by an increase of $0.5 million, or 4%, in general and administrative expenses. Fourth quarter of 2022 general and administrative expenses include approximately $0.8 million of severance payments associated with a workforce reduction in our Spanish and Canadian subsidiaries.

Operating loss for the fourth quarter of 2022 was $8.9 million, compared to operating loss of $4.1 million for the fourth quarter of 2021.

Net loss attributable to stockholders for the fourth quarter of 2022 was $9.9 million, or $0.14 per share, compared to net loss of $4.3 million for the fourth quarter of 2021. Adjusted EBITDA loss for the fourth quarter of 2022 was $6.3 million, compared to adjusted EBITDA loss of $2.5 million for the fourth quarter of 2021.

As of December 31, 2022, the Company had cash and cash equivalents of $11.6 million and total debt obligations of approximately $77.7 million, compared to $30.9 million and $77.3 million, respectively, as of December 31, 2021.

Fiscal Year 2022 Financial Results:

	Twelve Months Ended December 31,
	2022		2021		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$35,267	35.4	$45,094	42.7	$(9,827)	(21.8)
Products—Systems	47,906	48.1	43,106	40.8	4,800	11.1
Products—Other	13,316	13.4	13,230	12.5	86	0.7
Services	3,008	3.0	4,192	4.0	(1,184)	(28.3)
Total	$99,497	100.0	$105,622	100.0	$(6,125)	(5.8)

Total revenue for the twelve months ended December 31, 2022, decreased $6.1 million, or 6%, to $99.5 million. The decrease in total revenue, by region, was driven by an 13% decrease in international revenue and a 1% increase in United States revenue. Excluding the impact of changes in foreign currency exchanges rates versus the U.S. dollar, total revenue and international revenue, on a constant currency basis, decreased 4% and 10%, respectively, compared to the twelve months ended December 31, 2021. The decrease in total revenue, by product category, was driven by a 11% increase in systems revenue and a 1% increase in products revenue, offset by a 22% decrease in lease revenue and a 28% decrease in services revenue. The percentage of total systems revenue derived from our subscription model was approximately 35%, compared to approximately 43% for the twelve months ended December 31, 2021.

Net loss attributable to stockholders for the twelve months ended December 31, 2022 increased $20.7 million, or 90%, to $43.7 million, or $0.66 per share. Adjusted EBITDA loss for the twelve months ended December 31, 2022 decreased $14.8 million, or 139%, to $25.4 million.

Fiscal Year 2023 Revenue Guidance:

The Company expects total revenue for the twelve months ending December 31, 2023 in the range of $90.0 million to $95.0 million, representing a decrease in the range of approximately 9.5% to 4.5%, year-over-year, compared to total revenue of $99.5 million for the twelve months ended December 31, 2022.

Conference Call Details:

Management will host a conference call at 8:00 a.m. Eastern Time on March 27, 2023, to discuss the results of the fourth quarter and fiscal year with a question-and-answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13736286. A live webcast of the call will also be provided on the investor relations section of the Company's website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13736286. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 15 direct markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Glow, Venus Bliss, Venus BlissMAX, Venus Epileve, Venus Viva MD and AI.ME. Venus Concept’s hair restoration systems include NeoGraft and the ARTAS iX Robotic Hair Restoration system. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, Aperture Venture Partners, and Masters Special Situations.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance and metrics; the growth in demand for our systems and other products and sustainability thereof; and the efficacy of the restructuring plan, workforce reduction and management transition. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, general economic conditions and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in our Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

ICR Westwicke on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	Year Ended, December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,569	$30,876
Accounts receivable, net of allowance of $13,619 and $11,997 as of December 31, 2022, and 2021	37,262	46,918
Inventories	23,906	20,543
Prepaid expenses	1,688	2,737
Advances to suppliers	5,881	5,667
Other current assets	3,702	3,758
Total current assets	84,008	110,499
LONG-TERM ASSETS:
Long-term receivables	20,044	27,710
Deferred tax assets	947	284
Severance pay funds	741	817
Property and equipment, net	1,857	2,669
Operating right-of-use assets, net	5,862	—
Intangible assets	11,919	15,393
Total long-term assets	41,370	46,873
TOTAL ASSETS	$125,378	$157,372
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$8,033	$8,418
Accrued expenses and other current liabilities	16,667	19,512
Current portion of long-term debt	7,735	—
Income taxes payable	117	294
Unearned interest income	2,397	2,678
Warranty accrual	1,074	1,245
Deferred revenues	1,765	2,030
Operating lease liabilities	1,807	—
Current portion of government assistance loans	—	543
Total current liabilities	39,595	34,720
LONG-TERM LIABILITIES:
Long-term debt	70,003	77,325
Income tax payable	374	563
Accrued severance pay	867	911
Deferred tax liabilities	—	46
Unearned interest income	957	1,355
Warranty accrual	408	508
Long-term operating lease liabilities	4,221	—
Other long-term liabilities	215	348
Total long-term liabilities	77,045	81,056
TOTAL LIABILITIES	116,640	115,776
Commitments and Contingencies (Note 9)
STOCKHOLDERS’ EQUITY (Note 1):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of December 31, 2022 and 2021; 77,125,328 and 63,982,580 issued and outstanding as of December 31, 2022 and 2021, respectively	29	27
Additional paid-in capital	232,169	221,321
Accumulated deficit	(224,105)	(180,405)
TOTAL STOCKHOLDERS’ EQUITY	8,093	40,943
Non-controlling interests	645	653
	8,738	41,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$125,378	$157,372

The accompanying notes are an integral part of these consolidated financial statements.

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenue
Leases	$5,777	$11,316	$35,267	$45,094
Products and services	18,509	21,498	64,230	60,528
	24,286	32,634	99,497	105,622
Cost of goods sold
Leases	1,366	3,015	9,435	10,459
Products and services	7,131	6,782	24,091	21,069
	8,497	9,797	33,526	31,528
Gross profit	15,789	22,837	65,971	74,094
Operating expenses:
Selling and marketing	9,300	11,951	40,276	41,290
General and administrative	12,804	12,301	49,618	40,070
Research and development	2,573	2,653	10,953	9,646
Gain on forgiveness of government assistance loans	—	—		(2,775)
Total operating expenses	24,678	26,905	100,847	88,861
Loss from operations	(8,889)	(4,068)	(34,876)	(14,767)
Other expenses:
Foreign exchange loss (gain)	(1,002)	70	3,387	2,559
Finance expenses	1,385	909	4,561	4,955
Loss on disposal of subsidiaries	1,482	379	1,482	567
Loss before income taxes	(10,754)	(5,426)	(44,306)	(22,848)
Income tax (benefit) expense	(814)	(1,316)	(722)	(707)
Net loss	(9,940)	(4,110)	(43,584)	(22,141)
Loss attributable to stockholders of the Company	(9,917)	(4,333)	(43,700)	(23,013)
Income (loss) attributable to non-controlling interest	23	223	116	872

Net loss per share:
Basic	$(0.14)	$(0.08)	$(0.66)	$(0.42)
Diluted	$(0.14)	$(0.08)	$(0.66)	$(0.42)
Weighted-average number of shares used in per share calculation:
Basic	70,403	55,867	65,960	54,466
Diluted	70,403	55,867	65,960	54,466

 Venus Concept Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(43,584)	$(22,141)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,463	4,854
Stock-based compensation	2,104	2,068
Provision (recovery) for bad debt	7,337	(263)
Provision for inventory obsolescence	2,420	1,456
Finance expenses and accretion	414	1,779
Deferred tax recovery	(709)	(165)
Loss on sale of subsidiaries	—	567
Loss on disposal of property and equipment	158	—
Gain on forgiveness of government assistance loans	—	(2,775)
Changes in operating assets and liabilities:
Accounts receivable short- and long-term	9,855	(869)
Inventories	(5,783)	(4,261)
Prepaid expenses	1,049	(454)
Advances to suppliers	(214)	(3,080)
Other current assets	56	1,908
Operating right-of-use assets, net	(5,862)	-
Other long-term assets	200	(98)
Trade payables	(385)	2,096
Accrued expenses and other current liabilities	(3,647)	(889)
Current operating lease liabilities	1,807	-
Severance payments	76	(132)
Unearned interest income	(679)	305
Long-term operating lease liabilities	4,221	—
Other long-term liabilities	(277)	323
Net cash used in operating activities	(26,980)	(19,771)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(336)	(512)
Cash received from sale of subsidiaries, net of cash relinquished	-	(40)
Net cash used in investing activities	(336)	(552)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercises of 2020 December Public Offering Warrants	—	903
2021 Private Placement, net of costs of $259	—	16,740
2022 Private Placement, net of costs of $202	6,518	—
Proceeds from issuance of common stock	2,135	—
Repayment of government assistance loans	(543)	(738)
Dividends from subsidiaries paid to non-controlling interest	(124)	(293)
Payment of earn-out liability	-	(147)
Proceeds from exercise of options	23	354
Net cash provided by financing activities	8,009	16,819
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(19,307)	(3,504)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of year	30,876	34,380
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH — End of year	$11,569	$30,876
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$329	$116
Cash paid for interest	$4,189	$3,292
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Common stock issuance costs	$438	$-
2021 Private Placement costs	$-	$259
2022 Private Placement costs	$202	$-

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before foreign exchange loss (gain), financial expenses, income tax expense (benefit), depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net (loss) income to Adjusted EBITDA for the periods presented:

Venus Concept Inc.
Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Year Ended, December 31,
	2022	2021	2022	2021
Reconciliation of net loss to adjusted EBITDA	(in thousands)		(in thousands)
Net loss	$(9,937)	$(4,110)	$(43,584)	$(22,141)
Foreign exchange loss	(1,002)	70	3,387	2,559
Loss on disposal of subsidiaries	1,482	379	1,482	567
Finance expenses	1,385	909	4,561	4,955
Income tax (benefit) expense	(816)	(1,316)	(722)	(707)
Depreciation and amortization	1,170	1,099	4,463	4,854
Stock-based compensation expense	552	466	2,104	2,068
Gain on forgiveness of government assistance loans	—	—	—	(2,775)
Inventory provision (1)	—	—	1,388	—
Other adjustments (2)	819	—	1,544	—
Adjusted EBITDA	$(6,347)	$(2,503)	$(25,377)	$(10,620)

(1) For the year ended December 31, 2022, the inventory provision represents a strategic review of our product offerings which culminated in a decision to discontinue production and sale of certain models and component parts, resulting in an inventory adjustment of $1.4 million.

(2) For the three and twelve months ended December 31, 2022, the other adjustments are represented by severance payments associated with a workforce reduction in Venus Spain and Venus Canada of $0.1 million and $0.8 million respectively and restructuring plan payments of $0.7 million.